Exhibit 31B
Certification of Principal Financial Officer
I, Robert C. Lyons, certify that:
1. I have reviewed this Quarterly Report on Form 10-Q/A of GATX Corporation; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Robert C. Lyons
Robert C. Lyons
Senior Vice President and Chief Financial Officer

July 5, 2011